UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): February 9, 2022

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01	Entry into a Material Definitive Agreement.
On February 9, 2022, X4 Pharmaceuticals, Inc. (“X4” or the “Company”) and certain of its subsidiaries (collectively, with X4, the “Borrower”) entered into Amendment No. 3 to the Company’s Amended and Restated Loan and Security Agreement (the “Third Amendment”) with the several banks and financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). The Third Amendment further amended that certain Amended and Restated Loan and Security Agreement dated as of June 27, 2019 (as amended by Amendment No. 1 to Amended and Restated Security Agreement, dated March 13, 2020, Amendment No. 2 to Amended and Restated Security Agreement, dated December 21, 2020, and the Third Amendment, the “Loan Agreement”) among the Borrower, the Lender and the Agent.

The Loan Agreement, as amended by the Third Amendment, provides for (i) a term loan of $25.0 million, which amount was borrowed prior to December 21, 2020, (ii) an additional term loan advance of $7.5 million (“Tranche 2 Term Loan Advance”), which amount was borrowed on December 21, 2020, and (iv) subject to the Lender’s investment committee’s sole discretion, a right of the Borrower to request that the Lender make additional term loan advances in an aggregate amount of up to $17.5 million through December 31, 2022 (the “Credit Facility”).

The Third Amendment terminated a right of the Borrower, subject to achievement of certain milestones, to request that the Lender make additional term loan advances in an aggregate amount of up to $7.5 million through June 30, 2022 and increased, from $10.0 million to $17.5 million, the aggregate amount of additional term loan advances that the Borrower may request, subject to the Lender’s investment committee’s sole discretion, through December 31, 2022.

The Third Amendment also modified the minimum cash covenant applicable to the Borrower. Pursuant to the Loan Agreement, effective as of the Initial Test Date (as defined in the Loan Agreement), Borrower at all times thereafter shall maintain cash, in an account or accounts of Borrower in which Hercules has a first priority security interest, in an aggregate amount greater than or equal to the greater of (i) $30.0 million or (ii) six multiplied by a metric based on prior months’ cash expenditures (“RML”); provided, however, that from and after Borrower’s achievement of certain performance milestones, the required level shall be reduced to the greater of (x) $20.0 million, or (y) three multiplied by the current RML. Notwithstanding this requirement, if the Borrower raises at least $33.0 million in All Source Cash Proceeds (as defined in the Loan Agreement) between January 1, 2022 and June 30, 2022, then upon the Initial Test Date, the Borrower at all times thereafter shall maintain cash, in an account or accounts of Borrower in which Hercules has a first priority security interest, in an aggregate amount greater than or equal to $30.0 million; provided, however, that from and after the Borrower’s achievement of certain performance milestones, the required level shall be reduced to $20.0 million. Any minimum cash covenant applicable to the Borrower shall be extinguished subject to the achievement of certain milestones.

Pursuant to the terms of the Loan Agreement and based on the All Source Cash Proceeds raised by the Company to date, the Initial Test Date will initially be the earlier of April 1, 2022 or the date on which the Company’s Phase 3 clinical trial of mavorixafor (X4P-001) in patients with Warts, Hypogammaglobulinemia, Infections, and Myelokathexis (WHIM) Syndrome is discontinued or interrupted due to safety or futility concerns for a period that materially and adversely affects the planned timing of the Company’s release of such trial’s top-line results. The Initial Test Date may be extended to September 1, 2022 based on the Company’s achievement of certain funding objectives prior to March 31, 2022.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1
Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of February 9, 2022, by and among X4 Pharmaceuticals, Inc., each of its Qualified Subsidiaries (including X4 Therapeutics, Inc.), the Lender, and Hercules Capital, Inc., as Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: February 9, 2022	By:	/s/ Derek Meisner
Derek Meisner
Chief Legal Officer